Exhibit 99.1

SUPERVALU Completes Repricing, Amendment and Extension of Its $1.0 Billion Asset-Based Revolving Credit Facility
MINNEAPOLIS - (BUSINESS WIRE) - February 4, 2016 - SUPERVALU INC. (NYSE: SVU) today announced it has completed the repricing, amendment and extension of its existing $1.0 billion asset-based revolving credit facility, which is secured by the Company’s inventory, credit card and certain other receivables and certain other assets. The amendment reduces the revolving credit facility’s rates on borrowings and letters of credit by 0.25 percent and the facility fees by 0.125 percent. Additionally, the maturity date of the revolving credit facility was extended by approximately sixteen months to February 3, 2021.
On July 28, 2015, the Company announced that it is exploring a potential separation of its Save-A-Lot segment, and that as part of that process it had begun preparations to allow for a possible spin-off of Save-A-Lot into a stand-alone, publicly traded company. This amendment permits the Company and its subsidiaries to undertake certain transactions reasonably determined by the Company to be necessary to effectuate a spin-off of Save-A-Lot. No specific timetable for a separation of Save-A-Lot has been set and there can be no assurance that a separation will be completed or that any other change in the Company’s overall structure or business model will occur.
This amendment also modifies certain representations and warranties, covenants and events of default set forth in the revolving credit facility, and provides for the adjustment of certain covenants in the event a spin-off of Save-A-Lot is consummated.
Wells Fargo, U.S. Bank, Rabobank and BMO Capital Markets acted as Joint Lead Arrangers and Joint Bookrunners on the amendment.
About SUPERVALU INC.
SUPERVALU INC. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $18 billion. SUPERVALU serves customers across the United States through a network of 3,407 stores composed of 1,871 independent stores serviced primarily by the Company’s food distribution business; 1,336 Save-A-Lot stores, of which 883 are operated by licensee owners; and 200 traditional retail grocery stores (store counts as of December 5, 2015). Headquartered in Minnesota, SUPERVALU has approximately 40,000 employees. For more information about SUPERVALU visit www.supervalu.com.
CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
Except for the historical and factual information contained herein, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as "estimates," “anticipates,” "expects," "projects," "plans," “intends” and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including uncertainties as to the Company’s continued access to credit on acceptable terms, the sufficiency of short-term and long-term financing to support the Company’s strategic and operational investments, the terms, timing or structure of any Save-A-Lot separation transaction and whether one will be consummated at all, the impact of any separation transaction on the businesses of SUPERVALU and the Save-A-Lot business on a standalone basis if the separation were to be completed, whether the operational and strategic benefits of a separation can be achieved and whether the costs and expenses of the separation can be controlled within expectations. Other factors include competition, ability to execute initiatives, substantial indebtedness, labor relations issues, escalating costs of providing employee benefits, relationships with Albertson’s LLC, New Albertson’s, Inc. and Haggen, intrusions to and disruption of information technology systems, impact of economic conditions, governmental regulation, food and drug safety issues, legal proceedings, severe weather, natural disasters and adverse climate changes, disruption to supply chain and distribution network, changes in military business, adequacy of insurance, volatility in fuel and energy costs, asset impairment charges, fluctuations in our common stock price and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
INVESTOR CONTACT:
Steve Bloomquist, 952-828-4144
steve.j.bloomquist@supervalu.com

MEDIA CONTACT:
Jeff Swanson, 952-903-1645
jeffrey.s.swanson@supervalu.com